SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2004

INTERNATIONAL SMART SOURCING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page: ___
Total Number of Pages: ___

Item 8.01.     Other Events.

          On October 29, 2004, People’s Bank extended the Company’s line of credit until November 30, 2004, with no changes in the existing terms and conditions.  The Company is currently negotiating the terms of a one year extension to November 30, 2005.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 29, 2004

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale President